ASHANTI GOLDFIELDS COMPANY LIMITED

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF GLOBAL DEPOSITARY RECEIPTS

Amended and Restated

Deposit Agreement

Dated as of March 14, 1994

(Amended and Restated as of February 21, 1996

as further Amended and Restated as of January 6, 2003~~)~~

and as further Amended and Restated as of ____________, 2004)

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of March 14, 1994, as amended and restated as of February 21, 1996, ~~and~~ as further amended and restated as of January 6, 2003, and as further amended and restated as of _________, 2004, among ASHANTI GOLDFIELDS COMPANY LIMITED, incorporated under the laws of the Republic of Ghana (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners (as hereinafter defined) from time to time of Global Depositary Receipts issued hereunder.

W I T N E S E T H :

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of Global Depositary Securities representing the Shares so deposited and for the execution and delivery of Global Depositary Receipts evidencing the Global Depositary Securities; and

WHEREAS, the Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

Global Depositary Securities.

 The term "Global Depositary Securities" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each Global Depositary Security shall represent one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter Global Depositary Securities shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Beneficial Owner.

The term "Beneficial Owner" shall mean any person who has a beneficial interest in any Global Depositary Security.

SECTION 1.3

Business Day.

The term "Business Day" shall mean any day (other than a Saturday or Sunday) on which banks in London, England and banks in New York, New York are open generally for business.

SECTION 1.4

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.5

Company.

The term "Company" shall mean Ashanti Goldfields Company Limited, incorporated under the laws of the Republic of Ghana, and its successors.

SECTION 1.6

Custodian.

The term "Custodian" shall mean the London, England office of the Depositary, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.7

Deposit Agreement.

The term "Deposit Agreement" shall mean this amended and restated Agreement, including the Annexes and Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.8

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.  The term "Principal London Office" when used with respect to the Depositary shall mean the office of the Depositary which at the date of this Deposit Agreement is 46 Berkeley Street, London W1X 6AA, England.

SECTION 1.9

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated under Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.10

Dollars.

The term "Dollars" shall mean United States dollars.

SECTION 1.11

DTC.

The term "DTC" shall mean The Depository Trust Company, or any successor corporation thereto.

SECTION 1.12

Effective Time.

The term "Effective Time" shall have the meaning set forth in Section 2.02 hereof.

SECTION 1.13

Foreign Currency.

The term "Foreign Currency" shall mean any currency other than Dollars.

SECTION 1.14

Foreign Registrar.

The term "Foreign Registrar" shall mean the entity (currently located in Jersey) that presently carries out the duties of branch registrar for the Shares or any successor as branch registrar for the Shares and any other appointed agent of the Company (outside the Republic of Ghana) for the transfer and registration of Shares.

SECTION 1.15

Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.16

Pre-Release.

The term "Pre-Release" shall have the meaning set forth in Section 2.09.

SECTION 1.17

Receipts.

The term "Receipts" shall mean the Global Depositary Receipts issued hereunder evidencing Global Depositary Securities as the same may be amended from time to time in accordance with the terms hereof.

SECTION 1.18

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrar appointed by the Depositary.

SECTION 1.19

Regulation S.

The term "Regulation S" shall mean Rules 901 through 904, inclusive, under the Securities Act, as such Rules may from time to time be amended.

SECTION 1.20

Regulations.

The term "Regulations" shall mean the regulations of the Company governing the activities of the Company and its relationships with its shareholders.

SECTION 1.21

Restricted Period.

The term "Restricted Period" shall mean the 40-day period after the later of the commencement of the offering of Global Depositary Securities and Rule 144A GDSs and the related closing.

SECTION 1.22

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act), or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Republic of Ghana, or under a shareholder agreement or the Memorandum and Articles of Association of the Company.

SECTION 1.23

Rule 144.

The term "Rule 144" shall mean Rule 144, as from time to time amended, under the Securities Act.

SECTION 1.24

Rule 144A.

The term "Rule 144A" shall mean Rule 144A, as from time to time amended, under the Securities Act.

SECTION 1.25

Rule 144A Deposit Agreement.

The term "Rule 144A Deposit Agreement" shall mean the Rule 144A Deposit Agreement, dated as of March 14, 1994, among the Depositary, Issuer and the Owners and Beneficial Owners of Rule 144A Global Depositary Receipts issued thereunder, as the same may be amended from time to time.

SECTION 1.26

Rule 144A GDSs; Rule 144A GDRs.

The term "Rule 144A GDSs" shall mean the Rule 144A American depositary shares issued pursuant to the Rule 144A Deposit Agreement.  The term "Rule 144A GDR" shall mean the Rule 144A American depositary receipts evidencing the Rule 144A GDSs.

SECTION 1.27

Securities Act.

The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.28

Securities Exchange Act.

The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.29

Shares.

The term "Shares" shall mean ordinary shares in registered form of the Company, no par value per share, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

SECTION 1.30

United States.

The term "United States" shall, except as otherwise provided in this Deposit Agreement or in the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1

Form and Transferability of Receipts.

Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Prior to the termination of the Restricted Period, each Receipt shall bear the following legend:

THIS REGULATION S GLOBAL DEPOSITARY RECEIPT, THE REGULATION S GLOBAL DEPOSITARY SECURITIES EVIDENCED HEREBY AND THE ORDINARY SHARES OF ASHANTI GOLDFIELDS COMPANY LIMITED REPRESENTED THEREBY (THE "ORDINARY SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD (DEFINED AS 40 DAYS AFTER THE LATER OF COMMENCEMENT OF THE INTERNATIONAL OFFER AND THE CLOSING DATE), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (2) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; PROVIDED THAT IN CONNECTION WITH ANY TRANSFER UNDER (2) ABOVE, THE TRANSFEROR SHALL, PRIOR TO THE SETTLEMENT OF SUCH SALE, WITHDRAW THE ORDINARY SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE REGULATION S DEPOSIT AGREEMENT AND INSTRUCT THAT SUCH ORDINARY SHARES BE DELIVERED TO THE CUSTODIAN UNDER THE RULE 144A DEPOSIT AGREEMENT FOR ISSUANCE, IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF, OF A RULE 144A GLOBAL DEPOSITARY SECURITY TO OR FOR THE ACCOUNT OF SUCH QIB.

UPON THE EXPIRATION OF THE RESTRICTED PERIOD (DEFINED ABOVE), THIS REGULATION S GLOBAL DEPOSITARY RECEIPT, THE REGULATION S GLOBAL DEPOSITARY SECURITIES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION, THE OFFER OR SALE OF THE REGULATION S GLOBAL DEPOSITARY SECURITIES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Global Depositary Securities may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

The Receipts shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares.

The Company and the Depositary have applied to DTC for acceptance of the Receipts in its book-entry settlement system.  Global Depositary Securities deposited with DTC shall be represented by one or more global Receipts which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

In addition, the Company and the Depositary have applied to each of Euroclear and Cedel for acceptance of the Global Depositary Securities for their respective book-entry settlement systems.  During the Restricted Period, the Global Depositary Securities will be held on DTC through the respective participants of Euroclear and Cedel and transfers of the Global Depositary Securities will be permitted only within Euroclear and Cedel in accordance with their usual rules and operating procedures.

Title to a Receipt (and to the Global Depositary Securities evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in a form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provision of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of Global Depositary Securities representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Republic of Ghana which is then performing the function of the regulation of currency exchange.

Notwithstanding anything to the contrary in the foregoing, prior to the effectiveness of a registration statement under the Securities Act relating to the Global Depositary Securities (the "Effective Time"), any issuance of Global Depositary Securities pursuant to this Deposit Agreement shall be subject to receipt by the Depositary of a duly executed and completed written certificate and agreement ("Depositor Certificate"), in substantially the form attached as Annex I hereto, by or on behalf of the person who will be the beneficial owner of the Global Depositary Securities to be issued upon deposit of such Shares.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.  The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

The Depositary shall refuse to accept Shares for deposit whenever it is notified in writing that such deposit would result in any violation of applicable laws.  During the Restricted Period, the Depositary will also refuse to accept Shares if notified in writing that the Shares are listed on a U.S. securities exchange or quoted on a U.S. automated inter-dealer quotation system unless accompanied by evidence satisfactory to the Depositary that any Shares presented for deposit are eligible for resale pursuant to Rule 144A under the Securities Act.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of Global Depositary Securities to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names of such person or persons and evidencing any authorized number of Global Depositary Securities requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of Global Depositary Securities requested, evidencing the same aggregate number of Global Depositary Securities as the Receipt or Receipts surrendered.

The Depositary may, after consultation with the Company, appoint one or more co-transfer agents (provided such co-transfer agent shall be situated outside the United Kingdom) for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Regulations and the Deposited Securities, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the Global Depositary Securities evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

Notwithstanding the foregoing, during the Restricted Period, no Deposited Securities may be withdrawn upon the surrender of a Receipt unless at or prior to the time of surrender, the Depositary shall have received a duly executed and completed written certificate and agreement ("Withdrawal and Transfer Certificate"), in substantially the form attached as Annex II hereto, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities.

Prior to expiration of the Restricted Period, no Owner may transfer Global Depositary Securities or Shares represented thereby to, or for the account of, a qualified institutional buyer as defined in Rule 144A ("QIB") unless such Owner (i) withdraws such Shares in accordance with this Section 2.05 and (ii) instructs the Depositary to deliver the Shares so withdrawn to the account of the custodian under the Rule 144A Deposit Agreement for issuance thereunder of Rule 144A GDSs to or for the account of such QIB.  Issuance of such Rule 144A GDSs shall be subject to the terms and conditions of the Rule 144A Deposit Agreement including with respect to the deposit of Shares and the issuance of Rule 144A GDSs, including delivery of the duly executed and completed written certificate and agreement required under Section 2.02 of the Rule 144A Deposit Agreement, by or on behalf of the person who will be the beneficial owner of such Rule 144A GDRs, representing that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth in the Rule 144A Deposit Agreement and to payment of the fees, charges and taxes provided therein.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the London, England office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office (or, during the Restricted Period, the Principal London Office) of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner or Beneficial Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office (or, during the Restricted Period, the Principal London Office) of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Notwithstanding the foregoing, each Owner acknowledges that, and each of the Depositary and the Custodian agrees that, during the Restricted Period, neither the Custodian nor the Depositary will make any actual delivery of Shares to any Owner at an address within the United States.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of Receipts against deposits of Shares generally or against or in order to reflect deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, at and after the Effective Time, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.

The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

Without limiting the foregoing, at and after the Effective Time, Shares which the Depositary believes have been withdrawn from a restricted American depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit hereunder only if such Shares are not "restricted securities" within the meaning of Rule 144(a)(3), and the Depositary may, as a condition to accepting the deposit of such Shares hereunder, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect.

SECTION 2.7

Mutilated, Destroyed, Lost or Stolen Receipts .

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9

Pre-Release of Receipts.

The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).  No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by Global Depositary Securities outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit from time to time for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Prior to the Effective Time, the person to whom any Pre-Release is to be made pursuant to this Section 2.09 shall be required to deliver to the Depositary a duly executed and completed Depositor Certificate in substantially the form attached hereto as Annex I.

SECTION 2.10

Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt other than in respect of the initial deposit of Shares may be required from time to time to file with the Depositary or the Custodian such proof of  citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws or regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall from time to time on the request of the Company advise the Company of the availability of any such proofs, certificates, representations and warranties or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by applicable law.

SECTION 3.2

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse to effect registration of transfer of such Receipt or to permit any transfer or any withdrawal of Deposited Securities represented by Global Depositary Securities evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent and warrant that, except with respect to the initial deposit and any deposit permitted hereunder pursuant to Section 4.03, 4.04 or 4.09, such person is not and shall not become at any time while such person holds Receipts or any beneficial interest therein an affiliate of the Issuer.  In addition, every person depositing Shares, taking delivery of or transferring Receipts, or surrendering Receipts and withdrawing Shares under this Deposit Agreement shall also be deemed thereby (1) prior to the Effective Time, to (a) have made the representations and warranties required pursuant to Section 2.02 hereof, (b) acknowledge and agree that the Receipts, the Global Depositary Securities evidenced thereby and the Shares represented thereby have not been registered under the Securities Act and during the Restricted Period may not be offered, sold, pledged or otherwise transferred except (i) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act or (ii) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, in each case in accordance with any applicable securities laws of any state of the United States and provided that in connection with any transfer during the Restricted Period under (ii) above, the transferor shall withdraw the Shares or the Deposited Securities in accordance with the terms and conditions of the Deposit Agreement and instruct that such Shares be delivered to the custodian under the Rule 144A Deposit Agreement for issuance, in accordance with the terms and conditions thereof, of Rule 144A GDSs to or for the account of such QIB, and (c) acknowledge and agree that there can be no assurance that a registration statement under the Securities Act relating to the Receipts will be filed or, if filed, will be declared effective under the Securities Act by the Commission, and that there can be no assurance as to the timing of the filing of any such registration statement or the timing of the effectiveness thereof under the Securities Act, or (2) at or after the Effective Time, to represent and warrant that such Shares, would not be Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.4

Disclosure of Interests.

To the extent that provisions of or governing any Deposited Securities (including the Regulations or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or to any other person and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Global Depositary Securities and the Shares represented thereby in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of Global Depositary Securities representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes the amount distributed to the Owner of the Receipts evidencing Global Depositary Securities representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent and any balance that is not so distributed shall be held by the Depositary (without liability for the interest thereon) and shall be added to and be part of the next sum received by the Depositary for distribution to the Owners of Receipts then outstanding.

SECTION 4.2

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of Global Depositary Securities representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in this Section 4.02, the same shall constitute Deposited Securities and each Global Depositary Security shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of Global Depositary Securities representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of Global Depositary Securities representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Global Depositary Securities evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional Global Depositary Securities in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale, all in the manner and subject to the conditions described in Section 4.01; provided, however, no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each Global Depositary Security shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  Prior to the Effective Time, each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act of 1933 and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 hereof.  In addition, the Depositary may withhold any distribution of Receipts under this Section 4.03 if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.

SECTION 4.4

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company to the extent practicable, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to each Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Global Depositary Securities representing such Deposited Securities held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Global Depositary Securities of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the Second paragraph of this Section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company will use its best efforts that are reasonable under the circumstances to, sell such rights, warrants or other instruments in proportion to the number of Global Depositary Securities held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise.  Such proceeds shall be distributed in accordance with Section 4.01 hereof.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Subject to Section 5.03 of this Deposit Agreement, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company shall have no obligation to prepare and file a registration statement for any purpose.

SECTION 4.5

Conversion of Foreign Currency.

Subject to any restrictions imposed by Ghanaian law, regulations or applicable permits, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested for the respective accounts of, the Owners entitled thereto.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason there is a change in the number of Shares that are represented by each Global Depositary Security, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be the same date as the corresponding date fixed by the Company, or a different date fixed after consultation with the Company) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) who shall be responsible for any fee assessed by the Depositary pursuant to this Deposit Agreement, or (b) fixing the date on or after which each Global Depositary Security will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of Global Depositary Securities held by them respectively and to give voting instructions to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

SECTION 4.7

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Ghanaian law, of the Deposited Securities and of the Regulations, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Global Depositary Securities and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote, or attempt to exercise the right to vote that attaches to, the Shares or other Deposited Securities, other than in accordance with such instructions.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.8

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and Global Depositary Securities shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of securities of the same class as the Deposited Securities by the Company.  The Depositary shall also send to the Owners copies of such reports and communications when furnished by the Company pursuant to Section 5.06.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of Global Depositary Securities by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental authority or agency in the Republic of Ghana all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company or its Agent at the expense of the Company in a timely manner such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the Global Depositary Securities, and the Company, shall, to the extent reasonably practicable, provide the Depositary with such tax receipts or other similar documents as the Depositary may reasonably request to maintain such arrangements.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Global Depositary Securities held by them respectively, all in the manner and subject to the conditions described in Section 4.01.

ARTICLE 5.

 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners at its Corporate Trust Office, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any Receipts or the Global Depositary Securities evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, the Republic of Ghana or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Regulations, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the Regulations.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, and by virtue of applicable law or for any other reason, such distribution or offering is unable to be made available to Owners, and the Depositary is unable to dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners pursuant to Section 4.04, then the Depositary, subject to the terms of this Deposit Agreement, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in  connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld), each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, as promptly as practicable, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), of copies of such notices, reports and communications to all Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7

Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, the Company will take all steps reasonably necessary to ensure that no violation by the Company or the Depositary of the Securities Act will result from such issuance or distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by, nor, insofar as the Company can prevent it, any Company controlling or under common control with the Company ("affiliates"), will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act or the Company furnishes to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that the offer and sale of the Receipts evidencing the Global Depositary Securities representing such Shares are exempt from registration under that Act.  The Company further agrees to notify such affiliates of the foregoing restrictions on deposits prior to the initial deposit of Shares hereunder and at reasonable intervals thereafter.

SECTION 5.8

Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.  The indemnities contained in this paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of Global Depositary Securities, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

SECTION 5.9

Charges of Depositary.

The Company agrees to pay the fees and reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03) or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company (or Foreign Registrar) and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 per 100 Global Depositary Securities (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) to the extent permitted by any securities exchange on which the Global Depositary Securities may be listed for trading, a fee not in excess of $0.02 per Global Depositary Security for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of Global Depositary Securities referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of Global Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12

List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners, except as provided in the following sentence.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every such Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement and Receipts as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to all Owners of Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and all Owners of Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).   At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and cash.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

SECTION 6.3

Termination Upon the Merger of Shares.

(a)

Notwithstanding Sections 4.08 and 6.02 of this Deposit Agreement and anything else to the contrary in this Deposit Agreement, on the date on which the deposited Shares are transferred to AngloGold Limited (“AngloGold”) pursuant to the terms of a scheme of arrangement between the Company and its shareholders under section 231 of the Ghanaian Companies Code 1963 (Act 179), as amended, in consideration of the issue of ordinary shares of AngloGold (the “AngloGold Shares”) on the basis of 0.29 AngloGold Shares for each deposited Share, if the Depositary has received evidence satisfactory to it that the distribution of AngloGold Shares to Owners will be made pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements thereunder, this Deposit Agreement shall terminate and the following provisions shall apply:

(i)

the Depositary will consider itself to have been requested and instructed by the Company and the Owners to act, and the Depositary shall act, as provided in clauses (ii) through (v) below;

(ii)

the Depositary shall deposit the AngloGold Shares under the Amended and Restated Deposit Agreement dated as of June 26, 1998, as amended and restated as of August 5, 1998 and as further amended and restated as of December 24, 2002 (the “AngloGold Deposit Agreement”) among AngloGold, The Bank of New York, as depositary, and all owners and beneficial owners from time to time of American Depositary Receipts (“AngloGold ADRs”) issued thereunder and shall instruct the depositary under the AngloGold Deposit Agreement to deliver AngloGold ADRs evidencing American Depositary Shares (“AngloGold ADSs”) representing those AngloGold Shares to the Depositary;

(iii)

each Global Depositary Security shall be converted into a right to receive (A) the largest whole number of AngloGold ADSs included in 0.29 times the number of Global Depositary Securities held and (B) the net proceeds of any fraction of an AngloGold ADS arising as a result of the calculation referred to in (A) above and the Depositary shall call for surrender of all outstanding Receipts;

(iv)

to the extent that the conversion provided for in clause (iii) above gives rise to a right to receive the net proceeds of a fraction of an AngloGold ADS, the Depositary shall use reasonable efforts to sell the aggregate of fractions of AngloGold ADSs to which Owners are entitled and shall hold any net proceeds, after deduction of the fees and expenses of the Depositary, for distribution to the Owners entitled to them in accordance with the cash distribution provisions of Section 4.01; and

(v)

upon surrender of a Receipt, and after deduction or upon payment of any applicable fees and expenses of the Depositary (including any fees and expenses that must be paid to the depositary under the AngloGold Deposit Agreement) and any applicable taxes or other governmental charges, the Depositary will deliver to or upon the order of the Owner AngloGold ADRs evidencing the number of AngloGold ADSs provided in clause (iii) above, any net proceeds to which that Owner is entitled under clause (iv) above and any other Deposited Securities represented by the Global Depositary Securities evidenced by that Receipt to which such Owner is entitled.

(b)

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except as provided in subsection (a) and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall sell rights as provided in this Deposit Agreement.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Holders and Owners as Parties; Binding Effect.

The Owners and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Ashanti Goldfields Company Limited, Gold House, Patrice Lumumba Road, Roman Ridge, P.O. Box 2665, Accra, Ghana, Attention:  The Company Secretary, telephone number (233 21) 772 190, facsimile number (233 21) 775 947, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  Global Depositary Receipt Administration, telephone number (212) 815-2089, facsimile number (212) 571-3050, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box; provided, however, that delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received by the Company or the Depositary, as the case may be.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

SECTION 7.7

Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints CT Corporation System, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the Global Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Global Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

IN WITNESS WHEREOF, ASHANTI GOLDFIELDS COMPANY LIMITED and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

ASHANTI GOLDFIELDS COMPANY LIMITED

By: ______________________

       Name:

       Title:

   THE BANK OF NEW YORK,

as Depositary

By: ______________________

      Name:

      Title:

Annex I

Certification and Agreement of Acquirors of

Receipts Upon Deposit of Shares Pursuant to

Section 2.02 of the Deposit Agreement*

We refer to the Deposit Agreement, dated as of March 14, 1994 (the "Deposit Agreement"), among ASHANTI GOLDFIELDS COMPANY LIMITED (the "Issuer"), THE BANK OF NEW YORK, as Depositary, and Owners and Beneficial Owners of Global Depositary Receipts (the "Receipts") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.

This certification and agreement is furnished in connection with the deposit of Shares and issuance of  Global Depositary Securities to be evidenced by one or more Receipts pursuant to Section 2.02 of the Deposit Agreement.

2.

We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Receipts, the Global Depositary Securities evidenced thereby and the Shares represented thereby have not been registered under the Securities Act of 1933, as amended (the "Act").

3.

We certify that either:

A.

We are, or at the time the Shares are deposited and at the time the Receipts are issued will be, the beneficial owner of the Shares and of the  Global Depositary Securities evidenced by such Receipt or Receipts, and (i) we are not a U.S. person (as defined in Regulation S) and we are located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), (ii) we are not an affiliate of the Issuer or a person acting on behalf of such an affiliate, and (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Issuer or any affiliate thereof in the initial distribution of Global Depositary Securities and Shares.

OR

B.

We are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the Shares are deposited and at the time the Receipt or Receipts are issued will be, the beneficial owner of the Shares and of the Global Depositary Securities evidenced by such Receipt or Receipts, and (i) it is not a U.S. person (as defined in Regulation S) and it is located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), (ii) it is not an affiliate of the Issuer or a person acting on behalf of such an affiliate, and (iii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Issuer or any affiliate thereof in the initial distribution of Global Depositary Securities and Shares.

4.

We agree (or if we are a broker-dealer, our customer has confirmed to us that it agrees) that prior to expiration of 40 days after the later of the commencement of the offering of Global Depositary Securities and the related closing (the "restricted period"), we (or it) will not offer, sell, pledge or otherwise transfer such Receipts, the Global Depositary Securities evidenced thereby or the Shares represented thereby except (a) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, or (b) in accordance with Regulation S under the Act, in either case in accordance with any applicable securities laws of any state of the United States.  We further agree (or if we are a broker-dealer, our customer has confirmed to us that it agrees) that if we sell or otherwise transfer (or it sells or otherwise transfers) the Global Depositary Securities evidenced by the Receipt or Receipts referred to above or the Shares represented thereby in accordance with clause (a) above prior to the expiration of the restricted period, we (or our customer) will, prior to settlement of such sale, cause such Shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement and we (or our customer) will cause instructions to be given to the Depositary to deliver such Shares to the custodian under the Rule 144A Deposit Agreement for deposit thereunder and issuance of a Rule 144A Global Depositary Receipt evidencing a Rule 144A Global Depositary Security upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of such Rule 144A Deposit Agreement.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:_______________________

      Title:

      Dated:

Annex II

Certification and Agreement of Persons Receiving

Deposited Securities Upon Withdrawal

Pursuant to Section 2.05 of

the Deposit Agreement*

We refer to the Deposit Agreement, dated as of March 14, 1994 (the "Deposit Agreement"), among ASHANTI GOLDFIELDS COMPANY LIMITED (the "Issuer"), THE BANK OF NEW YORK, as Depositary thereunder, and Owners and Beneficial Owners of Global Depositary Receipts (the "Receipts") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.

We are surrendering a Receipt or Receipts in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt or Receipts (the "Shares") pursuant to Section 2.05 of the Deposit Agreement.

2.

We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Receipts, the Global Depositary Securities evidenced thereby and the securities represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the "Act").

3.

We certify that either:

(a)

We are located outside the United States (within the meaning of Regulation S under the Act), and either:

(i)

we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Receipts or the Shares in accordance with Regulation S under the Act, and we are, or prior to such sale or other transfer we were, the beneficial owner of the Receipts, or

(ii)

we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred the Receipts or the Shares to a qualified institutional buyer (as defined in Rule 144A under the Act) in accordance with Rule 144A, and, accordingly, we are separately giving instructions to the Depositary to deliver the Shares to the custodian under the Rule 144A Deposit Agreement for deposit thereunder and issuance of a Rule 144A Global Depositary Receipt evidencing a Rule 144A Global Depositary Security upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of such Rule 144A Deposit Agreement, and we are, or prior to such sale or other transfer we were, the beneficial owner of the Receipts, or

(iii)

we will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree that, prior to the expiration of 40 days after the later of the commencement of the offering of Global Depositary Securities and the related closing, we will not offer, sell, pledge or otherwise transfer the shares except (A) to a person whom we (and anyone acting on our behalf) reasonably believe is a qualified institutional buyer within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, or (B) in accordance with Regulation S under the Act.

OR

 (b)

We are a qualified institutional buyer (as defined in Rule 144A under the Act) acting for our own account or for the account of one or more qualified institutional buyers; we have agreed to acquire (or it has agreed to acquire), the Receipts or the Shares in a transaction which we understand is being made in reliance upon Rule 144A, and, accordingly, we (or it) are separately taking all action necessary to cause the Shares being withdrawn to be deposited under the Rule 144A Deposit Agreement for issuance of a Rule 144A Global Depositary Receipt evidencing a Rule 144A Global Depositary Security.

4.

If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

Very truly,

[NAME OF CERTIFYING ENTITY]

By:

_________________________

            Title:

            Dated:

EXHIBIT A

THIS REGULATION S GLOBAL DEPOSITARY RECEIPT, THE REGULATION S GLOBAL DEPOSITARY SECURITIES EVIDENCED HEREBY AND THE ORDINARY SHARES OF ASHANTI GOLDFIELDS COMPANY LIMITED REPRESENTED THEREBY (THE "ORDINARY SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD (DEFINED AS 40 DAYS AFTER THE LATER OF COMMENCEMENT OF THE INTERNATIONAL OFFER AND THE CLOSING DATE), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (2) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; PROVIDED THAT IN CONNECTION WITH ANY TRANSFER UNDER (2) ABOVE, THE TRANSFEROR SHALL, PRIOR TO THE SETTLEMENT OF SUCH SALE, WITHDRAW THE ORDINARY SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE REGULATION S DEPOSIT AGREEMENT AND INSTRUCT THAT SUCH ORDINARY SHARES BE DELIVERED TO THE CUSTODIAN UNDER THE RULE 144A DEPOSIT AGREEMENT FOR ISSUANCE, IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF, OF A RULE 144A GLOBAL DEPOSITARY SECURITY TO OR FOR THE ACCOUNT OF SUCH QIB.

UPON THE EXPIRATION OF THE RESTRICTED PERIOD (DEFINED ABOVE), THIS REGULATION S GLOBAL DEPOSITARY RECEIPT, THE REGULATION S GLOBAL DEPOSITARY SECURITIES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION, THE OFFER OR SALE OF THE REGULATION S GLOBAL DEPOSITARY SECURITIES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

Global Depositary Securities

(Each Global Depositary Security

represents one deposited Share)

THE BANK OF NEW YORK

Global Depositary Receipt

FOR SHARES OF NO PAR VALUE EACH OF

ASHANTI GOLDFIELDS COMPANY LIMITED

(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF GHANA)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that___________ ____________________________________________, or registered assigns IS THE OWNER OF _____________________________

GLOBAL DEPOSITARY SECURITIES

representing deposited ordinary shares (herein called "Shares") of Ashanti Goldfields Company Limited, incorporated under the laws of the Republic of Ghana herein called the "Company").  At the date hereof, each Global Depositary Security represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the London, England office of the Depositary (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

THE DEPOSIT AGREEMENT.

This Global Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of March 14, 1994, as amended and restated as of February 21, 1996, ~~and~~ as further amended and restated as of January 6, ~~2003~~2003, and as further amended and restated as of _______, 2004 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the Global Depositary Securities evidenced by this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Regulations and the Deposited Securities, the Owner hereof is entitled to delivery, to him or upon his order as permitted by applicable law, of the Deposited Securities at the time represented by the Global Depositary Securities evidenced by this Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.  Such delivery will be made as hereinafter provided, without unreasonable delay, at the Corporate Trust Office of the Depositary (or, during the Restricted Period, the Principal London Office); provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery shall be at the risk and expense of the Owner hereof.  Notwithstanding anything to the contrary in the Deposit Agreement, during the Restricted Period, no Deposited Securities may be withdrawn upon the surrender of this Receipt unless at or prior to the time of surrender, the Depositary shall have received a duly executed and completed written certificate and agreement, in substantially the form annexed to the Deposit Agreement, by or on behalf of the person surrendering such Receipt who will be the beneficial owner of such Deposited Securities.

Prior to the expiration of the Restricted Period, no Owner may transfer Global Depositary Securities or Shares represented thereby to, or for the account of, a qualified institutional buyer as defined in Rule 144A ("QIB") unless such Owner (i) withdraws such Shares in accordance with Section 2.05 of the Deposit Agreement and (ii) instructs the Depositary to deliver the Shares so withdrawn to the account of the custodian under the Rule 144A Deposit Agreement for issuance thereunder of Rule 144A GDSs to or for the account of such QIB.  Issuance of such Rule 144A GDSs will be subject to the terms and conditions of the Rule 144A Deposit Agreement with respect to the deposit of Shares and the issuance of Rule 144A GDSs, including delivery of the duly executed and completed written certificate and agreement required under Section 2.02 of the Rule 144A Deposit Agreement, by or on behalf of the person acquiring beneficial ownership of such Rule 144A GDRs, representing that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth in the Rule 144A Deposit Agreement and to payment of the fees, charges and taxes provided therein.  Notwithstanding the foregoing, each Owner acknowledges that, and the Depositary and the Custodian have agreed that, during the Restricted Period, neither the Custodian nor the Depositary will make any actual delivery of Deposited Securities to any Owner at an address within the United States.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office, upon surrender of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed for transfer or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States.  This Receipt may be split into other such Receipts, or may be combined with other such receipts into one Receipt, evidencing the same aggregate number of Global Depositary Securities as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of the Shares or the presenter of this Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against or in order to reflect deposits of particular Shares may be suspended, or deposits of Shares may be refused or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts may be suspended, generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary of the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect registration of transfer of this Receipt or to permit any transfer or any withdrawal of Deposited Securities represented by Global Depositary Securities evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the Global Depositary Securities evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  In addition, every person depositing Shares, taking delivery of or transferring Receipts, or surrendering Receipts and withdrawing Shares under the Deposit Agreement will also be deemed thereby (1) prior to the Effective Time to (a) have made the representations and warranties required pursuant to Section 2.02 of the Deposit Agreement, (b) acknowledge and agree that the Receipts, the Global Depositary Securities evidenced thereby and the Shares represented thereby have not been registered under the Securities Act and during the Restricted Period may not be offered, sold, pledged or otherwise transferred except (i) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act or (ii) to a person whom the seller reasonably believes is a "QIB" in a transaction meeting the requirements of Rule 144A, in each case in accordance with any applicable securities laws of any state of the United States and provided that in connection with any transfer during the Restricted Period under (ii) above, the transferor shall withdraw the Shares in accordance with the terms and conditions of the Deposit Agreement and instruct that such Shares be delivered to the custodian under the Rule 144A Deposit Agreement for issuance, in accordance with the terms and conditions thereof, of a Rule 144A GDS to or for the account of such QIB, and (c) acknowledge and agree that there can be no assurance that a registration statement under the Securities Act relating to the Receipts will be filed or, if filed, will be declared effective under the Securities Act by the Commission, and that there can be no assurance as to the timing of the filing of any such registration statement or the timing of the effectiveness thereof under the Securities Act, or (2) at or after the Effective Time, to represent and warrant that such Shares, would not be Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt other than in respect of the initial deposit of Shares may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws or regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall from time to time on the request of the Company advise the Company of the availability of any such proofs, certificates, representations and warranties or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by applicable law.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the Republic of Ghana, if any, which is then performing the function of the regulation of currency exchange.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03) or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company (or Foreign Registrar) and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 per 100 Global Depositary Securities (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) to the extent permitted by any securities exchange on which the Global Depositary Securities may be listed for trading, a fee not in excess of $0.02 per Global Depositary Security for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of Global Depositary Securities referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by Global Depositary Securities outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit from time to time for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any Particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Prior to the Effective Time, the person to whom any Pre-release is to be made pursuant to Section 2.09 of the Deposit Agreement shall be required to deliver to the Depositary a duly executed and completed Depositor Certificate in substantially the form attached to the Deposit Agreement.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under New York law; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary or, if a Registrar for the Receipts shall have been appointed, by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").  Such reports will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holders securities of the same class as the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts copies of such reports and communications when furnished by the Company pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners at its Corporate Trust Office, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, as promptly as practicable, subject to the provisions of Section 4.05 of the Deposit Agreement, convert such dividend or distribution into dollars and will, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of Global Depositary Securities representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the Receipts evidencing Global Depositary Securities representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent and any balance that is not so distributed shall be held by the Depositary (without liability for the interest thereon) and shall be added to and be part of the next sum received by the Depositary for distribution to the Owners of Receipts then outstanding.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of Global Depositary Securities representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash provided, however, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in Section 4.02 of the Deposit Agreement, the same shall constitute Deposited Securities and each Global Depositary Security shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto in proportion to the number of Global Depositary Securities representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of Global Depositary Securities representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Global Depositary Securities evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional Global Depositary Securities in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale, all of the manner and subject to the conditions set forth in Section 4.01 of the Deposit Agreement; provided, however, no distribution to Owners pursuant to the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each Global Depositary Security shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  Prior to the Effective Time, each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act of 1933 and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 of the Deposit Agreement.  In addition, the Depositary may withhold any distribution of Receipts under Section 4.03 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of Global Depositary Securities held by them respectively, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental authority or agency in the Republic of Ghana all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company or its agent at the expense of the Company in a timely manner such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the Global Depositary Securities, and the Company, shall, to the extent reasonably practicable, provide the Depositary with such tax receipts or other similar documents as the Depositary may reasonably request to maintain such arrangements.

13.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company to the extent practicable, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to each Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Global Depositary Securities held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Global Depositary Securities of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.

If the Depositary determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company will use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of Global Depositary Securities held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds shall be distributed in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Subject to Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.

CONVERSION OF FOREIGN CURRENCY.

Subject to any restrictions imposed by Ghanaian law, regulations or applicable permits, whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, of if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason there is a change in the number of Shares that are represented by each Global Depositary Security, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be the same date as the corresponding date fixed by the Company, or a different date fixed after consultation with the Company) (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) who shall be responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) fixing the date on or after which each Global Depositary Security will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting,  (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Ghanian law, of the Deposited Securities and of the Regulations, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Global Depositary Securities and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Global Depositary Securities evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary will not vote, or attempt to exercise the right to vote that attaches to, the Shares or other Deposited Securities other than in accordance with such instructions.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and Global Depositary Securities shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates, shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, the Republic of Ghana or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Regulations, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Regulations.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, and by virtue of applicable law or for any other reason such distribution or offering is unable to be made available to Owners, and the Depositary is unable to dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners pursuant to Section 4.04 of the Deposit Agreement, then the Depositary, subject to the terms of the Deposit Agreement, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Company and the Depositary have assumed no obligation nor will they be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that they have agreed to perform their respective obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary has assumed no obligation nor will it be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it against all expenses and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Company has agreed to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.  The indemnities contained in this paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09 of the Deposit Agreement; provided, however, that the indemnities provided in this paragraph shall apply to any liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of Global Depositary Securities, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.  No disclaimer of liability under the Securities Act is intended by any provisions of the Deposit Agreement.

The Depositary has agreed to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect  upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners, except as provided in the following sentence.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every such Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement and Receipts as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to all Owners of Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and all Owners of Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Global Depositary Securities evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and cash.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

DISCLOSURE OF INTERESTS.

To the extent that provisions of or governing any Deposited Securities (including the Regulations or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or to any other person and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Global Depositary Securities and the Shares represented thereby in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

~~(ASSIGNMENT AND TRANSFER SIGNATURE LINES)~~

~~NOTE:~~

~~The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.~~

~~If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.~~

~~All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.~~

23.

TERMINATION UPON THE MERGER OF SHARES

(a)

Notwithstanding Sections 4.08 and 6.02 of the Deposit Agreement and anything else to the contrary in the Deposit Agreement, on the date on which the deposited Shares are transferred to AngloGold Limited (“AngloGold”) pursuant to the terms of a scheme of arrangement between the Company and its shareholders under section 231 of the Ghanaian Companies Code 1963 (Act 179), as amended, in consideration of the issue of ordinary shares of AngloGold (the “AngloGold Shares”) on the basis of 0.29 AngloGold Shares for each deposited Share, if the Depositary has received evidence satisfactory to it that the distribution of AngloGold Shares to Owners will be made pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements thereunder, this Deposit Agreement shall terminate and the following provisions shall apply:

(i)

the Depositary will consider itself to have been requested and instructed by the Company and the Owners to act, and the Depositary shall act, as provided in clauses (ii) through (v) below;

(ii)

the Depositary shall deposit the AngloGold Shares under the Amended and Restated Deposit Agreement dated as of June 26, 1998, as amended and restated as of August 5, 1998 and as further amended and restated as of December 24, 2002 (the “AngloGold Deposit Agreement”) among AngloGold, The Bank of New York, as depositary, and all owners and beneficial owners from time to time of American Depositary Receipts (“AngloGold ADRs”) issued thereunder and shall instruct the depositary under the AngloGold Deposit Agreement to deliver AngloGold ADRs evidencing American Depositary Shares (“AngloGold ADSs”) representing those AngloGold Shares to the Depositary;

(iii)

each Global Depositary Security shall be converted into a right to receive (A) the largest whole number of AngloGold ADSs included in 0.29 times the number of Global Depositary Securities held and (B) the net proceeds of any fraction of an AngloGold ADS arising as a result of the calculation referred to in (A) above and the Depositary shall call for surrender of all outstanding Receipts;

(iv)

to the extent that the conversion provided for in clause (iii) above gives rise to a right to receive the net proceeds of a fraction of an AngloGold ADS, the Depositary shall use reasonable efforts to sell the aggregate of fractions of AngloGold ADSs to which Owners are entitled and shall hold any net proceeds, after deduction of the fees and expenses of the Depositary, for distribution to the Owners entitled to them in accordance with the cash distribution provisions of Section 4.01; and

(v)

upon surrender of a Receipt, and after deduction or upon payment of any applicable fees and expenses of the Depositary (including any fees and expenses that must be paid to the depositary under the AngloGold Deposit Agreement) and any applicable taxes or other governmental charges, the Depositary will deliver to or upon the order of the Owner AngloGold ADRs evidencing the number of AngloGold ADSs provided in clause (iii) above, any net proceeds to which that Owner is entitled under clause (iv) above and any other Deposited Securities represented by the Global Depositary Securities evidenced by that Receipt to which such Owner is entitled.

(b)

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except as provided in subsection (a) and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall sell rights as provided in this Deposit Agreement.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.